Exhibit 4.2

ADURO BIOTECH, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

December 19, 2014

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TABLE OF CONTENTS

(continued)

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ADURO BIOTECH, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Agreement dated as of December 19, 2014 is entered into by and among Aduro Biotech, Inc., a Delaware corporation (the “Company”), and the individuals and entities listed on Exhibit A attached hereto (the “Purchasers”).

Recitals

WHEREAS, the Company and certain of the Purchasers have entered into a Series D Preferred Stock Purchase Agreement of even date herewith (as the same may be amended from time to time, the “Purchase Agreement”), pursuant to which such Purchasers are purchasing shares of Series D Preferred Stock, $0.0001 par value per share (the “Series D Preferred”), of the Company;

WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement;

WHEREAS, the Company and certain of the Purchasers (the “Prior Parties”) previously entered into that certain Amended and Restated Investor Rights Agreement dated May 30, 2014 (the “Prior Investor Rights Agreement”);

WHEREAS, the Company and the Purchasers desire to provide for certain arrangements with respect to (i) the registration of shares of capital stock of the Company under the Securities Act (as defined below), (ii) certain Purchasers’ right of first refusal with respect to certain issuances of securities of the Company, and (iii) certain covenants of the Company; and

WHEREAS, the Company and the Prior Parties desire to amend and restate the Prior Investor Rights Agreement in its entirety pursuant to the terms hereof.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1. Certain Definitions.

As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliated Party” means, with respect to any Purchaser, shall mean, with respect to any Purchaser, (a) any person or entity which, directly or indirectly, controls, is controlled by or is under common control with such Purchaser, including, without limitation, any general partner, officer or director of such Purchaser, (b) any venture capital fund now or hereafter existing which is controlled by one or more general partners of, or shares the same management company as, such Purchaser, (c) any registered investment company that shares the same investment advisor, and (d) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including any trust for the benefit of the Purchaser or any of the foregoing persons.

“Available Undersubscription Amount” means the difference between the total of all of the Basic Amounts available for purchase by Qualified Purchasers pursuant to Section 3.1 and the Basic Amounts subscribed for pursuant to Section 3.1.

“Basic Amount” means, with respect to a Qualified Purchaser, its pro rata portion of the Offered Securities determined by multiplying the number of Offered Securities by a fraction, the numerator of which is the aggregate number of shares of Common Stock that are then held by such Qualified Purchaser or that are issuable upon conversion of all Shares (including Shares held pursuant to Series B Warrants) and other convertible securities and convertible notes of the Company then held by such Qualified Purchaser and the denominator of which is the total number of shares of Common Stock then outstanding (giving effect to the conversion into Common Stock of all outstanding shares of convertible Preferred Stock).

“Charter” means the Amended and Restated Certificate of Incorporation of the Company, as in effect as of the date hereof, as the same may be amended and restated from time to time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” means the common stock, $0.0001 par value per share, of the Company.

“Company” has the meaning ascribed to it in the introductory paragraph hereto.

“Company Sale” means: (a) a merger or consolidation in which (i) the Company is a constituent party, or (ii) a Company Subsidiary is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except in the case of either clause (i) or (ii) any such merger or consolidation involving the Company or a Company Subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock which represent, immediately following such merger or consolidation, more than 50% by voting power of the capital stock (including, for the purposes of this clause, the capital stock issuable upon conversion of any convertible promissory notes prior to such event) of (A) the surviving or resulting corporation or (B) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or a Company Subsidiary of all or substantially all the assets of the Company and the Company Subsidiaries taken as a whole (except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned Company Subsidiary); or (c) the sale or transfer, in a single transaction or series of related transactions, by the stockholders of the Company of more than 50% by voting power of the then-outstanding capital stock of the Company to any person or entity or group of affiliated persons or entities.

“Company Subsidiary” means any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which the Company (or another Company Subsidiary) holds stock or other ownership interests representing (a) more than 50% of the voting power of all outstanding stock or ownership interests of such entity or (b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

“Confidential Information” means any information that is labeled as confidential, proprietary or secret which a Purchaser obtains from the Company pursuant to financial statements, reports and other materials provided by the Company to such Purchaser pursuant to this Agreement or pursuant to visitation or inspection rights granted hereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

“Fidelity” means Fidelity Management & Research Company.

“Fidelity Purchaser” means each of Fidelity Securities Fund: Fidelity OTC Portfolio, Fidelity Select Portfolios: Biotechnology Portfolio and Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund.

“Indemnified Party” means a party entitled to indemnification pursuant to Section 2.5.

“Indemnifying Party” means a party obligated to provide indemnification pursuant to Section 2.5.

“Initial Public Offering” means the initial underwritten public offering of shares of Common Stock pursuant to an effective Registration Statement or in a jurisdiction and on a recognized securities exchange outside of the United States provided that such public offering is reasonably equivalent to a public offering in the United States in terms of price, offering proceeds and regulatory approval.

“Initiating Holders” means the Purchasers initiating a request for registration pursuant to Section 2.1(a) or 2.1(b), as the case may be.

“JJDC” means Johnson & Johnson Development Corporation.

“Notice of Acceptance” means a written notice from a Purchaser to the Company containing the information specified in Section 3.1(b).

“Major Investor” means a Purchaser holding shares of Series A Preferred and/or Series A-1 Preferred that are convertible into at least 3,000,000 shares of Common Stock, a Purchaser holding at least 1,000,000 shares of Series B Preferred, a Purchaser holding at least 2,000,000 shares of Series C Preferred, and/or a Purchaser holding at least 3,000,000 shares of Series D Preferred.

“MVIL” means Morningside Venture (VI) Investments Limited.

“Offer” means a written notice of any proposed or intended issuance, sale or exchange of Offered Securities containing the information specified in Section 3.1(a).

“Offered Securities” means (a) any shares of its Common Stock, (b) any other equity securities of the Company, including, without limitation, shares of preferred stock, (c) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity securities of the Company, or (d) any debt securities convertible into capital stock of the Company.

“Other Holders” means holders of securities of the Company (other than Purchasers) who are entitled, by contract with the Company, to have securities included in a Registration Statement.

“Preferred Stock” means the preferred stock, $0.0001 par value per share, of the Company.

“Prior Investor Rights Agreement” shall have the meaning ascribed to it in the recitals hereto.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” has the meaning ascribed to it in the recitals hereto.

“Purchaser” has the meaning ascribed to it in the introductory paragraph hereto.

Qualified IPO” means the closing of the sale of shares of Common Stock to the public in an Initial Public Offering resulting in at least $45,000,000 of gross proceeds to the Company; provided, that the Common Stock has been listed for trading on a “national securities exchange” registered with the Commission under Section 6 of the Exchange Act.

“Qualified Purchaser” means a Purchaser that is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.

“Refused Securities” means those Offered Securities as to which a Notice of Acceptance has not been given by the Qualified Purchasers pursuant to Section 3.1.

“Registrable Shares” means (a) the shares of Common Stock issued or issuable upon conversion of the Shares, (b) the shares of Common Stock issued or issuable upon exercise of the warrants issued to the Purchasers pursuant to the Series B Purchase Agreement, (c) the shares of Common Stock issued or issuable upon conversion of the Shares issued or issuable pursuant to the exercise of the Series B Warrants, (d) the shares of Common Stock issued or issuable upon exercise of the warrants issued to the Purchasers pursuant to the Series C Purchase Agreement, (e) any other shares of Common Stock, and any shares of Common Stock issued or issuable upon the conversion or exercise of any other securities, acquired by the Purchasers and (f) any other shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares (i) upon any sale pursuant to a Registration Statement or Rule 144 under the Securities Act, (ii) upon any sale in any manner to a person or entity which is not entitled, pursuant to Section 6, to the rights under this Agreement or (iii) at such time, following an Initial Public Offering, as they become eligible for sale pursuant to Rule 144(b)(1)(i) under the Securities Act; provided, however, with respect to clause (iii), a period of at least one year, as determined in accordance with paragraph (d) of Rule 144 under the Securities Act, has elapsed since the later of the date such shares were acquired from the Company or an affiliate of the Company. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Shares, the determination of such percentage shall include shares of Common Stock issuable upon conversion of the Shares even if such conversion has not been effected.

“Registration Expenses” means all expenses incurred by the Company in complying with the provisions of Section 2, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company and the fees and expenses of one counsel selected by the Selling Stockholders to represent the Selling Stockholders, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of Selling Stockholders’ own counsel (other than the counsel selected to represent all Selling Stockholders).

“Registration Statement” means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

“Selling Stockholder” means any Purchaser owning Registrable Shares included in a Registration Statement.

“Senior Preferred” means the Series B Preferred, Series C Preferred and Series D Preferred.

“Series A Preferred” shall have the meaning ascribed to it in the recitals hereto.

“Series A-1 Preferred” means Series A-1 Preferred Stock, $0.0001 par value per share.

“Series B Directors” means the members of the Board of Directors designated by the holders of a majority of the outstanding shares of Series B Preferred pursuant to the terms of the Amended and Restated Voting Agreement by and between the Company, the Purchasers and the Key Holders named therein of even date herewith.

“Series B Purchase Agreement” means that certain Series B Preferred Stock Purchase Agreement, dated April 15, 2011, among the Company and the Purchasers listed on Exhibit A thereto.

“Series B Preferred” means Series B Preferred Stock, $0.0001 par value per share.

“Series B Warrants” means warrants for Series B Preferred issued pursuant to the Series B Purchase Agreement.

“Series C Directors” means the members of the Board of Directors designated by the Purchasers who hold at least 60% of the outstanding shares of Series C Preferred pursuant to the terms of the Amended and Restated Voting Agreement by and between the Company, the Purchasers and the Key Holders named therein of even date herewith.

“Series C Preferred” shall have the meaning ascribed to it in the recitals hereto.

“Series C Purchase Agreement” means that certain Series C Preferred Stock Purchase Agreement, dated May 30, 2014, among the Company and the Purchasers listed on Exhibit A thereto.

“Series D Preferred” shall have the meaning ascribed to it in the recitals hereto.

“Shares” means, collectively, shares of Series A Preferred, Series A-1 Preferred, Series B Preferred, Series C Preferred and Series D Preferred.

“Significant Investor” means a Purchaser holding at least 2,250,000 shares of Series D Preferred.

“Undersubscription Amount” means, with respect to a Qualified Purchaser, any additional portion of the Offered Securities attributable to the Basic Amounts of other Qualified Purchasers as such Qualified Purchaser indicates it will purchase or acquire should the other Qualified Purchasers subscribe for less than their Basic Amounts.

2. Registration Rights.

2.1 Required Registrations.

(a) At any time after the earlier of (i) two years after the date of this Agreement or (ii) six months after the closing of the Initial Public Offering, a Purchaser or Purchasers holding in the aggregate at least a majority of the then outstanding Common Stock issued or issuable upon conversion of the Series C Preferred and Series D Preferred, voting together as a single class, or a majority of the then outstanding Common Stock issued or issuable upon conversion of the Series B Preferred may request, in writing, that the Company effect the registration on Form S-1 (or any successor form) of Registrable Shares owned by such Purchaser or Purchasers having an aggregate value of at least $5,000,000 (based on the market price or fair value on the date of such request).

(b) At any time after the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), a Purchaser or Purchasers holding Registrable Shares may request, in writing, that the Company effect the registration on Form S-3 (or such successor form), of Registrable Shares having an aggregate value of at least $1,500,000 (based on the public market price on the date of such request).

(c) Upon receipt of any request for registration pursuant to this Section 2, the Company shall promptly give written notice of such proposed registration to all other Purchasers. Such Purchasers shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Purchasers may request in such notice of election, subject in the case of an underwritten offering to the terms of Section 2.1(d); provided, that holders of the Senior Preferred will have first priority over other Purchasers to have their shares included in any such registrations. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration on an appropriate registration form of all Registrable Shares which the Company has been requested to so register; provided, however, that in the case of a registration requested under Section 2.1(b), the Company will only be obligated to effect such registration on Form S-3 (or any successor form).

(d) If the Initiating Holders intend to distribute the Registrable Shares covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1(a) or (b), as the case may be, and the Company shall include such information in its written notice referred to in Section 2.1(c). In such event, (i) the right of any other Purchaser to include its Registrable Shares in such registration pursuant to Section 2.1(a) or (b), as the case may be, shall be conditioned upon such other Purchaser’s participation in such underwriting on the terms set forth herein, and (ii) all Purchasers including Registrable Shares in such registration shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters managing the offering; provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Purchasers materially greater than the obligations of the Purchasers pursuant to Section 2.5. The Initiating Holders shall have the right to select the managing underwriter(s) for any underwritten offering requested pursuant to Section 2.1(a) or (b), subject to the approval of the Company, which approval will not be unreasonably withheld, conditioned or delayed. If any Purchaser who has requested inclusion of its Registrable Shares in such registration as provided above disapproves of the terms of the underwriting, such Purchaser may elect, by written notice to the Company, to withdraw its Registrable Shares from such Registration Statement and underwriting. If the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Shares to be included in the Registration Statement and underwriting shall be allocated among all Purchasers requesting registration in proportion, as nearly as practicable, to the respective number of Registrable Shares held by them on the date of the request for registration made by the Initiating Holders pursuant to Section 2.1(a) or (b), as the case may be. If any Purchaser would thus be entitled to include more Registrable Shares than such Purchaser requested to be registered, the excess shall be allocated among other requesting Purchasers pro rata in the manner described in the preceding sentence.

(e) The Company shall not be required to effect more than two registrations pursuant to Section 2.1(a). In addition, the Company shall not be required to effect any registration within six months after the effective date of the Registration Statement relating to the Initial Public Offering. For purposes of this Section 2.1(e), a Registration Statement shall not be counted until such time as such Registration Statement has been declared effective by the Commission (unless the Initiating Holders withdraw their request for such registration (other than as a result of information concerning the business or financial condition of the Company which is made known to the Purchasers after the date on which such registration was requested) and elect not to pay the Registration Expenses therefor pursuant to Section 2.4). For purposes of this Section 2.1(e), a Registration Statement shall not be counted if, as a result of an exercise of the underwriter’s cut-back provisions, less than 50% of the total number of Registrable Shares that Purchasers have requested to be included in such Registration Statement are so included.

(f) If at the time of any request to register Registrable Shares by Initiating Holders pursuant to this Section 2.1, the Company is engaged or has plans to engage in a registered public offering or is engaged in any other activity which, in the good faith determination of the Company’s Board of Directors, would be adversely affected by the requested registration, then the Company may at its option direct that such request be delayed for a period not in excess of 90 days from the date of such request, such right to delay a request to be exercised by the Company not more than once in any 12-month period.

2.2 Incidental Registration.

(a) Whenever the Company proposes to file a Registration Statement (other than a Registration Statement filed pursuant to Section 2.1) at any time and from time to time, it will, prior to such filing, give written notice to all Purchasers of its intention to do so. Upon the written request of a Purchaser or Purchasers given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested by such Purchaser or Purchasers to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Purchaser or Purchasers; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2.2 without obligation to any Purchaser.

(b) If the registration for which the Company gives notice pursuant to Section 2.2(a) is a registered public offering involving an underwriting, the Company shall so advise the Purchasers as a part of the written notice given pursuant to Section 2.2(a). In such event, (i) the right of any Purchaser to include its Registrable Shares in such registration pursuant to this Section 2.2 shall be conditioned upon such Purchaser’s participation in such underwriting on the terms set forth herein and (ii) all Purchasers including Registrable Shares in such registration shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters selected for the underwriting by the Company; provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of Purchasers materially greater than the obligations of the Purchasers pursuant to Section 2.5. If any Purchaser who has requested inclusion of its Registrable Shares in such registration as provided above disapproves of the terms of the underwriting, such person may elect, by written notice to the Company, to withdraw its shares from such Registration Statement and underwriting. If the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the shares held by holders of securities of the Company other than Purchasers and Other Holders shall be excluded from such Registration Statement and underwriting to the extent deemed advisable by the managing underwriter, and, if a further reduction of the number of shares is required, the number of shares that may be included in such Registration Statement and underwriting shall be allocated first to all Purchasers holding Senior Preferred requesting registration in proportion, as nearly as practicable, to the respective number of shares of Common Stock (on an as-converted basis) held by them on the date the Company gives the notice specified in Section 2.2(a). If any Purchasers holding Senior Preferred would be entitled to include more shares than such holder requested to be registered, the excess shall be allocated first among the other Purchasers holding Senior Preferred pro rata in the manner described in the preceding sentence and, if there remains any shares that may be included, next among all other Purchasers and Other Holders requesting registration in proportion, as nearly as practicable, to the respective number of shares of Common Stock (on an as-converted basis) held by them on the date the Company gives the notice specified in Section 2.2(a); provided that, unless such registration is in connection with the Company’s Initial Public Offering, the number of Registrable Shares permitted to be included therein shall in any event be at least 20% of the securities included therein. If any Purchaser or Other Holder would be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among other requesting Purchasers and Other Holders pro rata in the manner described in the preceding sentence.

2.3 Registration Procedures.

(a) If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Shares under the Securities Act, the Company shall:

(i) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become effective as soon as possible;

(ii) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof) and to keep the Registration Statement effective for 12 months from the effective date or such lesser period until all such Registrable Shares are sold;

(iii) as expeditiously as possible furnish to each Selling Stockholder such reasonable numbers of copies of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such Selling Stockholder;

(iv) as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Selling Stockholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Selling Stockholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the Selling Stockholders; provided, however, that the Company shall not be required in connection with this paragraph (iv) to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to amend its Charter or By-laws in a manner that the Board of Directors of the Company determines is inadvisable;

(v) as expeditiously as possible, cause all such Registrable Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(vi) promptly provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such Registration Statement;

(vii) promptly make available for inspection by the Selling Stockholders, any managing underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Selling Stockholders, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(viii) notify each Selling Stockholder, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed; and

(ix) as expeditiously as possible following the effectiveness of such Registration Statement, notify each seller of such Registrable Shares of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus.

(b) If the Company has delivered a Prospectus to the Selling Stockholders and after having done so the Prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Selling Stockholders and, if requested, the Selling Stockholders shall immediately cease making offers of Registrable Shares and return all Prospectuses to the Company. The Company shall promptly provide the Selling Stockholders with revised Prospectuses and, following receipt of the revised Prospectuses, the Selling Stockholders shall be free to resume making offers of the Registrable Shares.

(c) In the event that, in the judgment of the Company, it is advisable to suspend use of a Prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall notify all Selling Stockholders to such effect, and, upon receipt of such notice, each such Selling Stockholder shall immediately discontinue any sales of Registrable Shares pursuant to such Registration Statement until such Selling Stockholder has received copies of a supplemented or amended Prospectus or until such Selling Stockholder is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this Section 2.3(c) to suspend sales of Registrable Shares for a period in excess of 30 days consecutively or 60 days in any 365-day period.

2.4 Allocation of Expenses. The Company will pay all Registration Expenses for all registrations under this Agreement; provided, however, that if a registration under Section 2.1 is withdrawn at the request of the Initiating Holders (other than as a result of information concerning the business or financial condition of the Company which is made known to the Selling Stockholders after the date on which such registration was requested) and if the Initiating Holders elect not to have such registration counted as a registration requested under Section 2.1, the Selling Stockholders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration.

2.5 Indemnification and Contribution.

(a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Stockholder, each underwriter of such Registrable Shares, and each other person, if any, who controls such Selling Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Selling Stockholder, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, (ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the Registration Statement or the offering contemplated thereby; and the Company will reimburse such Selling Stockholder, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such Selling Stockholder, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such Selling Stockholder, underwriter or controlling person specifically for use in the preparation thereof.

(b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each Selling Stockholder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if and to the extent (and only to the extent) that the statement or omission was made in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing to the Company by such Selling Stockholder specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of a Selling Stockholder hereunder shall be limited to an amount equal to the net proceeds to such Selling Stockholder of Registrable Shares sold in connection with such registration.

(c) Each Indemnified Party shall give notice to the Indemnifying Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, conditioned or delayed); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.5 except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if the Indemnified Party reasonably concludes that representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided further that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 2.5 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Selling Stockholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Selling Stockholders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or the Selling Stockholders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 2.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 2.5(d), (i) in no case shall any one Selling Stockholder be liable or responsible for any amount in excess of the net proceeds received by such Selling Stockholder from the offering of Registrable Shares and (ii) the Company shall be liable and responsible for any amount in excess of such proceeds; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 2.5(d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section 2.5(d). No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(e) The rights and obligations of the Company and the Selling Stockholders under this Section 2.5 shall survive the termination of this Agreement.

2.6 Other Matters with Respect to Underwritten Offerings. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 2.1, the Company agrees to (a) enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of the Company and customary covenants and agreements to be performed by the Company, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering; (b) use its best efforts to cause its legal counsel to render customary opinions to the underwriters and the Selling Stockholders with respect to the Registration Statement; and (c) use its best efforts to cause its independent public accounting firm to issue customary “cold comfort letters” to the underwriters and the Selling Stockholders with respect to the Registration Statement.

2.7 Information by Holder. Each holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

2.8 “Lock-Up” Agreement; Confidentiality of Notices. Each Purchaser agrees, if requested by the Company and the managing underwriter of the Initial Public Offering (but not for any subsequent offerings), (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Registrable Shares or other securities of the Company (excluding securities acquired in the Initial Public Offering or in the public market after such offering) or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any Registrable Shares or other securities of the Company (excluding securities acquired in the Initial Public Offering or in the public market after such offering), whether any transaction described in clause (a) or (b) is to be settled by delivery of securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Securities and Exchange Commission and ending on the date specified by the Company and the managing underwriter (such period not to exceed 180 days in the case of the Initial Public Offering or such other period not to exceed 18 days after the expiration of the 180-day period, as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering; provided, that all stockholders of the Company then holding at least 1% of the outstanding Common Stock (on an as-converted basis) and all officers and directors of the Company enter into similar agreements; provided further, that the foregoing restrictions shall not apply to securities of the Company purchased by a Purchaser on the open market following the Initial Public Offering or in the Initial Public Offering, if and only if (i) such sales are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Exchange Act during such period, and (ii) such Purchaser does not otherwise voluntarily effect any public filing or report regarding such sales (it being understood that reporting daily holdings on a website or other publicly available resource by a Purchaser that is a registered investment company shall not be considered a public filing or report for purposes of this subsection (ii)).

The Company may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of such “lock-up” period.

As a condition to the obligation of the Purchasers under this Section 2.8, any “lock-up” obligation of the Purchasers under this Section 2.8, and any agreement entered into by the Purchasers as a result of their obligations under this Section 2.8, shall (i) allow for periodic early releases of portions of the securities subject to such “lock-up” obligations, which may be conditioned upon the trading price of the Company’s Common Stock and (ii) provide that all Purchasers will participate on a pro-rata basis in any early release of any stockholder.

Any Purchaser receiving any written notice from the Company regarding the Company’s plans to file a Registration Statement shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.

2.9 Limitations on Subsequent Registration Rights. The Company shall not, without the prior written consent of Purchasers holding in the aggregate at least a majority of the then outstanding Common Stock issued or issuable upon conversion of the Series C Preferred and Series D Preferred, voting together as a single class, and a majority of the then outstanding Common Stock issued or issuable upon conversion of the Series B Preferred, enter into any agreement (other than this Agreement) with any holder or prospective holder of any securities of the Company which grants such holder or prospective holder rights to include securities of the Company in any Registration Statement, unless (a) such rights to include securities in a registration initiated by the Company or by Purchasers are not more favorable than the rights granted to Other Holders under Section 2.2, and (b) no rights are granted to initiate a registration, other than registration pursuant to a registration statement on Form S-3 (or its successor) in which Purchasers are entitled to include Registrable Shares on a pro rata basis with such holders based on the number of shares of Common Stock (on an as-converted basis) owned by Purchasers and such holders.

2.10 Rule 144 Requirements. After the earliest of (i) the closing of the sale of securities of the Company pursuant to a Registration Statement, (ii) the registration by the Company of a class of securities under Section 12 of the Exchange Act, or (iii) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company agrees to:

(a) make and keep current public information about the Company available, as those terms are understood and defined in Rule 144;

(b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) furnish to any holder of Registrable Shares upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

2.11 Registration in Other Jurisdictions. In the event that the Company effects an Initial Public Offering in a jurisdiction other than the United States, the Purchasers shall be entitled to registration rights in such jurisdiction as substantially equivalent as possible to those set forth in this Section 2. In such case, all references in this Section 2 to any regulatory authority, forms and rules and regulations applicable to a registration in the United States shall be deemed to refer instead to the equivalent such regulatory authority, forms and rules and regulations of the jurisdiction in which the Company effected the Initial Public Offering and the Company agrees to comply in all material respects with the laws of the jurisdiction in which the Company effects such an Initial Public Offering as if such Initial Public Offering were effected in the United States.

2.12 Termination. All of the Company’s obligations to register Registrable Shares under Sections 2.1 and 2.2 shall terminate upon the earliest of (a) five years after the closing of a Qualified IPO, (b) the date on which no Purchaser holds any Registrable Shares or (c) a Company Sale.

3. Right of First Refusal.

3.1 Rights of Purchasers to Acquire Offered Securities.

(a) The Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any Offered Securities, unless in each such case the Company shall have first complied with this Section 3.1. The Company shall deliver to each Purchaser holding Senior Preferred an Offer, which shall (i) identify and describe the Offered Securities, (ii) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (iii) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged, and (iv) offer to issue and sell to or exchange with such Purchaser that is a Qualified Purchaser (A) such Qualified Purchaser’s Basic Amount and (B) such Qualified Purchaser’s Undersubscription Amount.

(b) To accept an Offer, in whole or in part, a Qualified Purchaser must deliver to the Company, on or prior to the date 30 days after the date of delivery of the Offer, a Notice of Acceptance providing a representation letter certifying that such Qualified Purchaser is an accredited investor within the meaning of Rule 501 under the Securities Act and indicating the portion of the Qualified Purchaser’s Basic Amount that such Qualified Purchaser elects to purchase and, if such Qualified Purchaser shall elect to purchase all of its Basic Amount, the Undersubscription Amount (if any) that such Qualified Purchaser elects to purchase. If the Basic Amounts subscribed for by all Qualified Purchasers are less than the total of all of the Basic Amounts available for purchase, then each Qualified Purchaser who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the Available Undersubscription Amount, each Qualified Purchaser who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Qualified Purchaser bears to the total Undersubscription Amounts subscribed for by all Purchasers, subject to rounding by the Board of Directors to the extent it deems reasonably necessary.

(c) The Company shall have 90 days from the expiration of the period set forth in Section 3.1(b) to issue, sell or exchange all or any part of the Refused Securities, but only to the offerees or purchasers described in the Offer (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) which are not more favorable, in the aggregate, to the acquiring person or persons or less favorable to the Company than those set forth in the Offer.

(d) In the event the Company shall propose to sell less than all the Refused Securities, then each Qualified Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Qualified Purchaser elected to purchase pursuant to Section 3.1(b) multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Qualified Purchasers pursuant to Section 3.1(b) prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Qualified Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Qualified Purchasers in accordance with Section 3.1(a).

(e) Upon (i) the closing of the issuance, sale or exchange of all or less than all of the Refused Securities or (ii) such other date agreed to by the Company and Qualified Purchasers who have subscribed for a majority of the Offered Securities subscribed for by the Qualified Purchasers, such Qualified Purchaser or Purchasers shall acquire from the Company and the Company shall issue to such Qualified Purchaser or Purchasers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 3.1(d) if any of the Qualified Purchasers has so elected, upon the terms and conditions specified in the Offer.

(f) The purchase by the Qualified Purchasers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Qualified Purchasers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Qualified Purchasers and their respective counsel.

(g) Any Offered Securities not acquired by the Qualified Purchasers or other persons in accordance with Section 3.1(c) may not be issued, sold or exchanged until they are again offered to the Qualified Purchasers under the procedures specified in this Agreement.

(h) The rights of the Qualified Purchasers under this Section 3.1 shall not apply to:

(i) the issuance of any shares of Common Stock as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock;

(ii) the issuance of any shares of Common Stock upon conversion of shares of convertible preferred stock;

(iii) the issuance of shares of Common Stock or convertible securities issued or issuable upon conversion or exchange of any convertible securities or exercise of any options outstanding as of the date of this Agreement, in each case provided such issuance is pursuant to the terms of such option or convertible security;

(iv) the issuance of up to 12,674,545 shares of Common Stock, or options with respect thereto, (subject in either case to appropriate adjustment for stock splits,

stock dividends, recapitalizations and similar events occurring after the date of this Agreement), issued or issuable to employees, directors or officers of, or consultants to, the Company or any Company Subsidiary pursuant to any plan, agreement or arrangement approved by the Board of Directors of the Company, including by a majority of the members of the Board of Directors who are not employees of the Company or a Company Subsidiary (it being understood that that any shares of Common Stock (i) not issued pursuant to rights, agreements, option or warrants (“Unexercised Options”) as a result of the termination of such Unexercised Options or (ii) reacquired by the Company from employees, directors or consultants at no more than cost pursuant to agreements that permit the Company to repurchase such shares upon termination of services to the Company shall not be counted toward such maximum number unless and until such shares are regranted as shares of Common Stock and/or options, warrants or other Common Stock purchase rights);

(v) the issuance of shares of Common Stock, options or convertible securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Company that do not exceed an aggregate of 2% of the shares of Common Stock outstanding immediately prior to such issuance (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of options outstanding immediately prior to such issue (whether or not vested) or upon conversion or exchange of convertible securities (including shares of Preferred Stock) outstanding (assuming exercise of any outstanding options therefor) immediately prior to such issue);

(vi) the issuance of shares of Common Stock, options or convertible securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Company that do not exceed an aggregate of 2% of the shares of Common Stock outstanding immediately prior to such issuance (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of options outstanding immediately prior to such issue (whether or not vested) or upon conversion or exchange of convertible securities (including shares of Preferred Stock) outstanding (assuming exercise of any outstanding options therefor) immediately prior to such issue); or

(vii) the issuance of shares of Common Stock by the Company in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act.

3.2 Waiver. In the event that the Purchasers waive the rights set forth in Section 3.1 above, and a Purchaser or any other then-current shareholder of the Company acquires Offered Securities, then the Company shall provide written notice of such sale to each Major Investor that did not consent to such waiver (the “Non-Consenting Major Investors”) within 30 days after the issuance of the Offered Securities. Each Non-Consenting Major Investor shall have 20 days from the date notice is given to elect to purchase such Non-Consenting Major Investor’s Basic Amount of the Offered Securities. The closing of such sale shall occur within 60 days of the date notice is given to the Non-Consenting Major Investors.

3.3 Termination. This Section 3 shall terminate upon the earlier of the closing of a Company Sale or the closing of a Qualified IPO.

4. Covenants.

4.1 Negative Covenants. So long as the holders of the Series B Preferred are entitled to elect at least one Series B Director and/or holders of the Series C Preferred are entitled to elect at least one Series C Director, the Company shall not, without approval of the Board of Directors) (such approval to include the prior approval of at least one Series B Director and at least one Series C Director for the purposes of Section 4.1(i)):

(a) adopt or implement the annual plan prepared by management with respect to the Company’s budget or business plan;

(b) implement any material deviation, individually or in the aggregate, from the amounts set forth in the budgets in excess of thresholds approved by the Board of Directors and part of the budget setting process;

(c) incur any aggregate indebtedness in excess of $50,000, that is not already included in a budget approved by the Board of Directors;

(d) pledge, lease, grant a security interest in, or encumber any of the Company’s assets in connection with the incurrence of indebtedness;

(e) hire an employee at the level of Vice President or above;

(f) terminate the employment of or change in any material manner the compensation of any executive officer, including approving any option grants or stock awards to executive officers;

(g) enter into any contract or transaction (or amend any existing contracts or transactions) with any shareholder, director, officer, or other insider or any of their family members or affiliates other than on an arms-length basis and upon full disclosure to stockholders;

(h) repurchase Common Stock or Shares; or

(i) materially change the principal business of the Company, enter new lines of business, or exit the current lines of business.

4.2 Affirmative Covenants. So long as any Shares are outstanding, the Company covenants and agrees that it will perform and observe the following covenants and provisions and will cause each Company Subsidiary to perform and observe such of the following covenants and provisions as are applicable to such Company Subsidiary:

(a) Payment of Taxes and Trade Debt. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims, which, if unpaid, might become a lien or charge upon any properties of the Company or a Company Subsidiary, other than those which are being contested in good faith if the Company shall have set aside on its books and shall have provided, in accordance with generally accepted accounting principles, adequate reserves with respect thereto; and pay in conformity with customary trade terms, all lease obligations, all trade debt, and all other indebtedness incident to its operations, except such as are being contested in good faith if the Company shall have set aside on its books and shall have provided, in accordance with generally accepted accounting principles, appropriate reserves with respect thereto.

(b) Maintenance of Insurance. Maintain with responsible and reputable insurance companies or associations, insurance in such amounts and covering such risks as the Company reasonably deems advisable. The Company shall use commercially reasonable efforts to obtain or maintain directors and officers liability insurance in the amount of $2,000,000 (or such other amount acceptable to the Board of Directors), provided that such insurance can be obtained or maintained at a reasonable cost to the Company.

(c) Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required, unless the failure to so qualify does not and will not have a material and adverse effect on the business, operations or financial condition of the Company; and preserve and maintain all material licenses and other rights to use patents, processes, licenses, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it as are reasonably necessary or advisable for it to conduct its business.

(d) Compliance with Laws. Comply with all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could materially adversely affect its business or condition, financial or otherwise, except non-compliance being contested in good faith through appropriate proceedings so long as the Company shall have set up and funded sufficient reserves, if any, required under generally accepted accounting principles with respect to such items.

(e) Keeping of Records and Books of Account. Keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection within its business shall be made.

(f) Maintenance of Properties, etc. Maintain and preserve all of its properties that the Company reasonably deems necessary or useful in the proper conduct of its business in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and comply with the provisions of all material leases to which it is a party or under which it occupies property so as to prevent any material loss or forfeiture thereof or thereunder.

4.3 Inspection and Observation. The Company shall permit each Major Investor, or any authorized representative thereof, to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss its business and finances with officers of the Company, during normal business hours following reasonable notice and as often as may be reasonably requested.

4.4 Financial Statements and Other Information.

(a) The Company shall deliver to (i) each Major Investor and (ii) each Fidelity Purchaser:

(i) within 120 days after the end of each fiscal year of the Company, an audited balance sheet of the Company as at the end of such year and audited statements of operations, and of cash flows of the Company for such year, certified by certified public accountants of established national reputation selected by the Company (which public accountants shall be reasonably acceptable to the Board of Directors), and prepared in accordance with generally accepted accounting principles of the United States consistently applied; and

(ii) within 45 days after the end of each fiscal quarter of the Company (other than the fourth quarter), an unaudited balance sheet of the Company as at the end of such quarter, and unaudited statements of operations, and of cash flows of the Company for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter, setting forth in comparative form such results against (a) the prior year comparable period and (b) the Company’s projected financial statements for the corresponding periods for the current fiscal year.

(iii) within 60 days after the end of each month, an executive summary of the Company’s activities;

(iv) within 60 days after the end of each fiscal year, a notice advising the stockholders as to its status as a “passive foreign investment company” or a “controlled foreign corporation” for United States federal income tax purposes and provide each such stockholder with necessary information to complete its tax filings and elections with respect thereto;

(v) as soon as available, but in any event prior to the commencement of each new fiscal year, a business plan and operating budget for such fiscal year, in reasonable detail and broken down on a quarterly basis;

(vi) such other notices, information and data with respect to the Company as the Company delivers to the holders of its capital stock at the same time it delivers such items to such holders;

(vii) to the extent requested in writing by a Major Investor, such other notices, information and data with respect to the Company as the Company delivers to the Board; provided, however, that the Company shall not be obligated under this subsection to provide information (a) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form reasonably acceptable to the Company); or (b) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

(viii) with respect to any proposed Company Sale, Initial Public Offering, or other significant event that requires stockholder approval, timely notice of such proposed transaction and such stockholders shall be afforded at least five business days to review the final agreements relating thereto; and

(ix) with reasonable promptness, such other information and data as such Purchaser may from time to time reasonably request.

(b) The Company shall deliver to each Significant Investor the items identified in Sections 4(a)(i), (ii) and (iv) above.

(c) The foregoing financial statements shall be prepared on a consolidated basis if the Company then has any subsidiaries. The financial statements delivered pursuant to clause (ii) shall be accompanied by a certificate of the chief financial officer of the Company stating that such statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as noted) and fairly present the financial condition and results of operations of the Company at the date thereof and for the periods covered thereby.

4.5 Material Changes and Litigation. The Company shall promptly notify the Purchasers of any material adverse change in the business, prospects, assets or condition, financial or otherwise, of the Company and of any litigation or governmental proceeding or investigation brought or, to the Company’s knowledge, threatened against the Company, or against any officer, director, key employee or principal stockholder of the Company which, if adversely determined, would have a material adverse effect on the business, prospects, assets or condition (financial or otherwise) of the Company.

4.6 Key Man Insurance. The Company shall maintain for a period of five years after the date hereof term life insurance upon the life of Stephen T. Isaacs in the amount of $2,000,000, with the proceeds payable to the Company.

4.7 Agreements with Employees; Options.

(a) The Company shall require (i) all officers and employees of the Company now or hereafter employed by the Company to enter into a Confidential Information and Invention Assignments and Non-Solicitation Agreement in the form attached as Exhibit G to the Purchase Agreement or such other form as may be approved by the Board of Directors and (ii) all independent contractors utilized by the Company who have access to confidential or proprietary information of the Company to enter into confidential information and inventions assignment agreements.

(b) The Company agrees that it will not, without the prior written consent of the holders of a majority of the Shares then outstanding, terminate, amend or waive any rights under any Confidential Information and Invention Assignments and Non-Solicitation Agreement or restricted stock agreement between the Company and any officer.

(c) Unless otherwise approved by the Board of Directors of the Company and by a majority of the members of the Board of Directors who are not employees of the Company or a Company Subsidiary, all options or restricted stock granted or issued by the Company shall become exercisable at the rate of 25% on the first anniversary of grant or issue and 2.083% per month thereafter over the subsequent three years so long as the holder continues to be an employee or consultant of the Company.

4.8 Board of Directors.

(a) The Company shall promptly reimburse in full each director of the Company who is not an employee of the Company for all of his or her reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any committee thereof.

(b) The Board of Directors shall meet at least quarterly (either in person or by conference call) until the Company is profitable (based on generally accepted accounting principles) for two consecutive quarters and thereafter the Board of Directors shall meet at least quarterly, unless otherwise agreed by a majority of the members of the Board of Directors.

(c) The Board of Directors shall maintain compensation and audit committees consisting only of members of the Board of Directors who are not employees of the Company or a Company Subsidiary. The Series B Directors and Series C Directors shall have the right to serve on the compensation committee.

(d) The Company’s Charter shall at all times provide for the indemnification of the members of the Board of Directors to the fullest extent provided by the law of the jurisdiction in which the Company is organized. In the event that the Company or any of its successors or assigns (i) consolidates with or merges into any other entity and shall not be the continuing or surviving corporation in such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as contained in the Company’s Charter.

4.9 Related Party Transactions.

(a) The Company shall not enter into any agreement with any stockholder, officer or director of the Company, or any “affiliate” of such persons (as such term is defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, without the consent of at least a majority of the members of the Company’s Board of Directors having no interest in such agreement or arrangement.

(b) The approval of the Board of Directors of the Company and a majority of the members of the Board of Directors who are not employees of the Company or a Company Subsidiary shall be required to (i) establish or increase the compensation of executive officers of the Company or (ii) grant stock options to any officer of the Company.

4.10 Reservation of Common Stock. The Company shall reserve and maintain a sufficient number of shares of Common Stock for issuance upon conversion of all of the outstanding Shares.

4.11 International Investment and Trade in Services Survey Act. The Company shall use its best efforts to file on a timely basis all reports required to be filed by it under 22 U.S.C. Section 3104, or any similar statute, relating to a foreign person’s direct or indirect investment in the Company.

4.12 JJDC Observer Right. As long as JJDC owns not less than 50% of the shares of Series C Preferred purchased by JJDC under the Purchase Agreement (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of JJDC to attend all meetings of its Board of Directors in a nonvoting observer capacity (the “Board Observer”) and, in this respect, shall give such Board Observer copies of all notices and other materials relating to such meetings that it provides to its directors; provided, however, that the Board Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such Board Observer from any meeting or portion thereof if (i) access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or (ii) a majority of the directors present at such meeting reasonably conclude that a real or potential conflict of interest exists or could exist between the Company and/or any of its existing or potential affiliates or business partners, and the Board Observer or JJDC or any of their respective affiliates or business partners with regard to any subject matter to be discussed at such meeting or portion thereof.

4.13 Pay-to-Play Protection. In the event that the Board of Directors determines to issue additional shares of Senior Preferred or other series of Preferred Stock on or prior to December 31, 2014, the Purchasers may not, without the consent of JJDC, elect, or act by written consent, either in connection with such issuance or equity financing or thereafter prior to December 31, 2014, to either (a) cause a mandatory conversion of any outstanding shares of Series C Preferred into Common Stock or Junior Preferred (as such term is defined in the Charter), or (b) amend the Charter to adversely affect the rights of the holders of outstanding Series C Preferred with respect to their liquidation preference, conversion price (including anti-dilution protection), voting rights or redemption rights.

4.14 Publicity. The Company and the Purchasers (other than JJDC) shall not, except as may be required by applicable laws or regulations, make any written or other public disclosure about JJDC without JJDC’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

4.15 No Promotion. The Company agrees that it will not, and shall cause each of its subsidiaries to not, without the prior written consent of Fidelity, use in advertising, publicity, or otherwise the name of Fidelity, or any Fidelity Purchaser, or any partner or employee of Fidelity or any Fidelity Purchaser, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Fidelity, any Fidelity Purchaser or any of their respective affiliates. The Company further agrees that it shall obtain the written consent of Fidelity prior to the Company’s or any of its subsidiaries’ issuance of any public statement detailing the purchase of Shares by Purchasers pursuant to this Agreement. The foregoing shall not prevent disclosure (a) as required by law (including, without limitation, any rule or regulation promulgated by the Securities and Exchange Commission or any other competent regulatory authority), (b) to other stockholders or potential stockholders, or potential acquirors, or representatives of the foregoing, that the Fidelity Purchasers hold equity securities in the Company or the amount thereof (such as in a capitalization table provided in diligence), or (c) to any legal, tax or accounting advisors of the Company; provided in the cases of subsections (b) and (c), such persons or entities have signed confidentiality agreements containing, or are otherwise bound by confidentiality obligations at least as restrictive as those contained herein.

4.16 Termination of Covenants. Other than the covenant contained in Section 4.10, all covenants of the Company contained in this Section 4 shall terminate upon the earlier of the closing of a Company Sale or the closing of a Qualified IPO; provided, however, that the covenant contained in Section 4.13 shall expire on December 31, 2014.

5. Confidentiality. Each Purchaser agrees that he, she or it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company, any Confidential Information, unless such Confidential Information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 5 by such Purchaser), (b) is or has been independently developed or conceived by the Purchaser without use of the Company’s Confidential Information or (c) is or has been made known or disclosed to the Purchaser by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Purchaser may disclose Confidential Information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any Shares from such Purchaser as long as such prospective purchaser agrees to be bound by the provisions of this Section 5, (iii) to any Affiliated Party of such Purchaser or (iv) as may otherwise be required by law, provided that the Purchaser takes reasonable steps to minimize the extent of any such required disclosure.

Notwithstanding anything to the contrary, any Purchaser that is registered as an “investment company” under the Investment Company Act of 1940, as amended, shall be permitted to make disclosures consistent with such Purchaser’s policies, procedures and practices. Notwithstanding the foregoing, such information shall not be deemed confidential for the purpose of enforcing this Agreement.

6. Transfers of Rights; Calculation of Share Numbers.

6.1 Transfer of Rights. This Agreement, and the rights and obligations of each Purchaser hereunder, may be assigned by such Purchaser to (a) any person or entity to which at least 2,000,000 Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and similar events occurring after the date of this Agreement) are transferred by such Purchaser, or (b) to any Affiliated Party of such Purchaser, and, in each case, such transferee shall be deemed a “Purchaser” for purposes of this Agreement; provided that such assignment of rights shall be contingent upon the transferee providing a written instrument to the Company notifying the Company of such transfer and assignment and agreeing in writing to be bound by the terms of this Agreement. Notwithstanding the foregoing, any person or entity to which any Shares or Registrable Shares are transferred by a Purchaser, whether voluntarily or by operation of law, shall be bound by the obligations under Section 2.8 to the same extent as if such transferee were a Purchaser hereunder and no Purchaser shall transfer any Shares or Registrable Shares unless the transferee provides a written instrument to the Company notifying the Company of such transfer and agreeing in writing to be bound by the terms of Section 2.8.

6.2 Calculation of Share Numbers. In determining the number of Shares owned by a Purchaser for purposes of exercising rights under this Agreement, (a) Shares owned by a Purchaser shall be deemed to include Shares which have been converted into Common Stock so long as such Common Stock is owned by such Purchaser and (b) all Shares held by affiliated entities or persons shall be aggregated together (provided that no shares shall be attributed to more than one entity or person within any such group of affiliated entities or persons).

7. General.

7.1 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

7.2 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Purchaser shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

7.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

7.4 Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered (i) to a recipient in the United States, by registered or certified mail, return receipt requested, postage prepaid or via a reputable nationwide overnight courier service guaranteeing next business day delivery when received, or (ii) to a recipient outside the United States, via a reputable international courier service guaranteeing specified business day delivery when received, in each case to the intended recipient as set forth below:

If to the Company, at 626 Bancroft Way, #3C Berkeley, CA 94710, Attention: President, or at such other address as may have been furnished in writing by the Company to the other parties hereto, with a copy (which shall not constitute notice) to Cooley LLP, 3175 Hanover Street, Palo Alto, CA 94304, Attention: Michael Tenta, Esq.; or

If to a Purchaser, at its address set forth on Exhibit A, or at such other address as may have been furnished in writing by such Purchaser to the other parties hereto.

Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 7.4.

7.5 Complete Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

7.6 Amendments and Waivers. This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company, the Purchasers who hold a majority of the then outstanding shares of Common Stock issued or issuable upon conversion of the Series B Preferred and the Purchasers who hold a majority of the then outstanding shares of Common Stock issued or issuable upon conversion of the Series C Preferred and the Series D Preferred, voting together as a single class on an as-converted to Common Stock basis; provided that any amendment, termination or waiver to the terms of Section 2 (or a defined term used therein) that occurs after the closing of the Initial Public Offering shall instead require the written consent of the Company and Purchasers holding Registrable Shares representing a majority of the voting power of all Registrable Shares then held by all Purchasers. Notwithstanding the foregoing, (a) this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Purchaser without the written consent of such Purchaser unless such amendment, termination or waiver applies to all Purchasers in the same fashion (it being agreed that a waiver of the provisions of Section 3 with respect to a particular transaction shall be deemed to apply to all Qualified Purchasers in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Qualified Purchasers may nonetheless, by agreement with the Company, purchase securities in such transaction), and (b) Exhibit A hereto may be amended by the Company from time to time in accordance with Section 2.2 of the Purchase Agreement to add information regarding Additional Purchasers (as defined therein) without the consent of the other parties hereto, (c) no amendments may be made with respect to Section 4.12 or Section 4.13 without the written consent of JJDC and (d) no amendments may be made with respect to the definition of “Major Investor,” Section 2.8, Section 3.2, Section 4.4, Section 4.15, Section 5 and Section 7.11 without the written consent of Fidelity. The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver. Any amendment, termination or waiver effected in accordance with this Section 7.6 shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

7.7 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

7.8 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts (including, in the case of the Purchasers, Financing Signature Pages (as defined in the Purchase Agreement)), each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement (including the Financing Signature Pages) may be executed by facsimile or .pdf signatures.

7.9 Section Headings and References. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.

7.10 Additional Purchasers. Persons or entities that, after the date hereof, purchase Shares pursuant to the Purchase Agreement and become Additional Purchasers thereunder may, with the prior written approval of the Company (but without the need for approval by any other party to this Agreement), become parties to this Agreement by executing and delivering a Financing Signature Page, whereupon they shall be deemed “Purchasers” for all purposes of this Agreement.

7.11 Massachusetts Business Trust.

(a) A copy of the Agreement and Declaration of Trust of each Fidelity Purchaser or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the trustees of such Fidelity Purchaser or any affiliate thereof as trustees and not individually and that the obligations of this Agreement are not binding on any of the trustees, officers or stockholders of such Fidelity Purchaser or any affiliate thereof individually but are binding only upon such Fidelity Purchaser or any affiliate thereof and its assets and property.

(b) A copy of the Agreement and Declaration of Trust of Janus Global Life Sciences Fund (“Janus”), or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the trustees of Janus or any affiliate thereof as trustees and not individually and that the obligations of this Agreement are not binding on any of the trustees, officers or stockholders of Janus or any affiliate thereof individually but are binding only upon Janus or any affiliate thereof and its assets and property.

7.12 Amendment and Restatement of Prior Agreement. Upon effectiveness of this Agreement, the Prior Investor Rights Agreement shall be amended and restated to read in its entirety as set forth herein.

[Remainder of page intentionally left blank.]

Executed as of the date first written above.

COMPANY:

ADURO BIOTECH, INC.

/s/ Stephen T. Isaacs
By:	Stephen T. Isaacs
President and Chief Executive Officer

SIGNATURE PAGE TO

ADURO BIOTECH, INC. AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTOR:

For and on behalf of MORNINGSIDE VENTURE (VI) INVESTMENTS LIMITED

By:	/s/ Louise Mary Garbarino/Jill Marie Franklin

Name:	Louise Mary Garbarino/Jill Marie Franklin

Title:	Authorized Signatures

SIGNATURE PAGE TO

ADURO BIOTECH, INC. AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTOR:

For and on behalf of Ultimate Keen Limited

By:	/s/ Hon Kit Bing/Li Choi Wan, Alice

Name:	Hon Kit Bing/Li Choi Wan, Alice

Title:	Authorized Signatures

SIGNATURE PAGE TO

ADURO BIOTECH, INC. AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTOR:

By:	/s/ David Kanne

Name:	David Kanne

SIGNATURE PAGE TO ADURO BIOTECH, INC. INVESTOR RIGHTS AGREEMENT

INVESTOR:

By:	/s/ Harry Kraemer

Name:	Harry Kraemer

SIGNATURE PAGE TO ADURO BIOTECH, INC. INVESTOR RIGHTS AGREEMENTS

INVESTOR:

By:	/s/ John E. Rogers

Name:	John E. Rogers

By:	/s/ Lois A. Rogers

Name:	Lois A. Rogers

SIGNATURE PAGE TO ADURO BIOTECH, INC. INVESTOR RIGHTS AGREEMENT

INVESTOR:

By:	/s/ John Foster

Name:	John Foster

SIGNATURE PAGE TO ADURO BIOTECH, INC. INVESTOR RIGHTS AGREEMENTS

INVESTOR:

By:	/s/ Barbara Gibian

Name:	Barbara Gibian

SIGNATURE PAGE TO ADURO BIOTECH, INC. INVESTOR RIGHTS AGREEMENT

INVESTOR:

By:	/s/ Christopher Ray

Name:	Christopher Ray

SIGNATURE PAGE TO ADURO BIOTECH, INC. INVESTOR RIGHTS AGREEMENT

INVESTOR:

By:	/s/ Thomas Gibian

Name:	Thomas Gibian

SIGNATURE PAGE TO ADURO BIOTECH, INC. INVESTOR RIGHTS AGREEMENT

INVESTOR:

By:	/s/ Claes Glassell

Name:	Claes Glassell

SIGNATURE PAGE TO ADURO BIOTECH, INC.

SIGNATURE PAGE TO ADURO BIOTECH, INC. INVESTOR RIGHTS AGREEMENTS

INVESTOR:

TRITON HOLDINGS LLC

By:	/s/ Ross Haghighat

Name:	Ross Haghighat

Title:	Chief Executive Officer

SIGNATURE PAGE TO

ADURO BIOTECH, INC. AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTOR:

Fidelity Select Portfolios: Biotechnology Portfolio

By:	/s/ Stacie M. Smith
Name:	Stacie M. Smith
Title:	Authorized Signatory

SIGNATURE PAGE TO ADURO BIOTECH, INC. INVESTOR RIGHTS AGREEMENT

INVESTOR:

Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund

By:	/s/ Stacie M. Smith
Name:	Stacie M. Smith
Title:	Authorized Signatory

SIGNATURE PAGE TO ADURO BIOTECH, INC. INVESTOR RIGHTS AGREEMENT

INVESTOR:

Fidelity Securities Fund: Fidelity OTC Portfolio

By:	/s/ Stacie M. Smith
Name:	Stacie M. Smith
Title:	Authorized Signatory

SIGNATURE PAGE TO ADURO BIOTECH, INC. INVESTOR RIGHTS AGREEMENT

INVESTOR:

Foresite Capital Fund II, LP

By: Foresight Capital Management II, LLC
Its: General Partner

By:	/s/ Dennis D. Ryan
Name:	Dennis D. Ryan
Title:	CFO

SIGNATURE PAGE TO ADURO BIOTECH, INC. INVESTOR RIGHTS AGREEMENT

INVESTOR:

Janus Global Life Sciences Fund

By:	/s/ Andrew Acker
Name:	Andrew Acker
Title:	Portfolio Manager

SIGNATURE PAGE TO ADURO BIOTECH, INC. INVESTOR RIGHTS AGREEMENT

INVESTOR:

By: OrbiMed Capital GP V LLC Its: General Partner

By:	OrbiMed Advisors LLC
Its:	Managing Member

By:	/s/ W. Carter Neild
Name:	W. Carter Neild
Title:	Member

SIGNATURE PAGE TO ADURO BIOTECH, INC. INVESTOR RIGHTS AGREEMENT

INVESTOR:

Jennison Global Healthcare Master Fund, Ltd.

By: Jennison Associates LLC
Its:	Investment Manager of Jennison Global Healthcare Master Fund, Ltd.

By:	/s/ David Chan
Name:	David Chan
Title:	Managing Director

SIGNATURE PAGE TO ADURO BIOTECH, INC. INVESTOR RIGHTS AGREEMENT

INVESTOR:

Clough Investment Partners I, L.P.

By: Clough Capital Partners L.P.,
Its: Investment Manager

By:	/s/ John A. Ritacco, Jr.
Name:	John A. Ritacco, Jr.
Title:	Chief Financial Officer

SIGNATURE PAGE TO ADURO BIOTECH, INC. INVESTOR RIGHTS AGREEMENT

INVESTOR:

Clough Investment Partners II, L.P.

By: Clough Capital Partners L.P.,
Its: Investment Manager

By:	/s/ John A. Ritacco, Jr.
Name:	John A. Ritacco, Jr.
Title:	Chief Financial Officer

SIGNATURE PAGE TO ADURO BIOTECH, INC. INVESTOR RIGHTS AGREEMENT

INVESTOR:

Clough Offshore Fund, Ltd.

By: Clough Capital Partners L.P.,
Its: Investment Manager

By:	/s/ John A. Ritacco, Jr.
Name:	John A. Ritacco, Jr.
Title:	Chief Financial Officer

SIGNATURE PAGE TO ADURO BIOTECH, INC. INVESTOR RIGHTS AGREEMENT

INVESTOR:

Clough Offshore Fund (QP), Ltd.

By:	Clough Capital Partners L.P.,
Its:	Investment Manager

By:	/s/ John A. Ritacco, Jr.
Name:	John A. Ritacco, Jr.
Title:	Chief Financial Officer

SIGNATURE PAGE TO ADURO BIOTECH, INC. INVESTOR RIGHTS AGREEMENT

INVESTOR:

Franklin Strategic Series-Franklin Biotechnology Discovery Fund

By:	Franklin Advisers, Inc.
Its:	Investment Manager

By:	/s/ Evan McCulloch
Name:	Evan McCulloch
Title:	Vice President

SIGNATURE PAGE TO ADURO BIOTECH, INC. INVESTOR RIGHTS AGREEMENT

INVESTOR:

Franklin Templeton Investment Funds- Franklin Biotechnology Discovery Fund

By:	Franklin Advisers, Inc.
Its:	Investment Manager

By:	/s/ Evan McCulloch
Name:	Evan McCulloch
Title:	Vice President

SIGNATURE PAGE TO ADURO BIOTECH, INC. INVESTOR RIGHTS AGREEMENT

INVESTOR:

Rock Springs Capital Master Fund LP

By:	Rock Springs GP LLC
Its:	General Partner

By:	/s/ Graham McPhail
Name:	Graham McPhail
Title:	Managing Director Rock Springs Capital
650 S. Exeter St., Suite 1070
Baltimore, MD 21202

SIGNATURE PAGE TO ADURO BIOTECH, INC. INVESTOR RIGHTS AGREEMENT

INVESTOR:

Leerink Holdings LLC

By:	/s/ Timothy A. G. Gerhold
Name:	Timothy A. G. Gerhold
Title:	General Counsel

SIGNATURE PAGE TO ADURO BIOTECH, INC. INVESTOR RIGHTS AGREEMENT

INVESTOR:

Leerink Swann Co-Investment Fund, LLC

By:	/s/ Jeffrey A. Leerink
Name:	Jeffrey A. Leerink
Title:	Manager

SIGNATURE PAGE TO ADURO BIOTECH, INC. INVESTOR RIGHTS AGREEMENT

INVESTOR:

MOSSROCK CAPITAL, LLC

By:	/s/ Thomas Malley
Name:	Thomas Malley
Title:	President

SIGNATURE PAGE TO

ADURO BIOTECH, INC. AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTOR:

By:	/s/ Alan Auerbach
Name:	Alan Auerbach

SIGNATURE PAGE TO ADURO BIOTECH, INC. INVESTOR RIGHTS AGREEMENT

Exhibit A

List of Purchasers

Name and Address

David R. Fischell

Hearst Revocable Trust 3/3/89

Christopher Ray

John Foster

John E. and Lois A. Rogers

Stephen Isaacs

Triton Holdings LLC

David Clayton and Gayle DeKellis Trust

The Crocker Family Trust as amended on 4/1/2002

David Kanne

Thomas R. Gibian

Morningside Venture (VI) Investments Limited

Johnson & Johnson Development Corporation

Harry Kraemer

Barbara Gibian

Ultimate Keen Limited

Mag & Co fbo Fidelity Select Portfolios: Biotechnology Portfolio

Bangle & Co fbo Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund

A - 1

Booth & Co fbo Fidelity Securities

Fund: Fidelity OTC Portfolio

Foresite Capital Fund II, LP

BUOYBREEZE + CO

OrbiMed Private Investments V, LP

Jennison Global Healthcare Master

Fund, Ltd.

Clough Investment Partners I, L.P.

Clough Investment Partners II, L.P.

Clough Offshore Fund, Ltd.

Clough Offshore Fund (QP), Ltd.

Hare & Co FBO/Franklin Strategic

Series – Franklin Biotechnology

Discovery Fund

Egger & Co FBO/Franklin Templeton

Investment Funds – Franklin

Biotechnology Discovery Fund

Rock Springs Capital Master Fund

LP

Leerink Holdings, LLC

Leerink Swann Co-Investment Fund,

LLC

Mossrock Capital, LLC

Alan Auerbach

A - 2